UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2012 (January 22, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 22, 2012, the Board of Directors of Ampal-American Israel Corporation (the “Company”) announced that it decided as follows:

a.
In accordance with the layout outlined by the Company in a meeting of the holders of the Series A, Series B and Series C Debentures (the "Debentures") held on January 1, 2012, that the Company, at this point, will postpone making the principal payments currently coming due on the Debentures, but continue making interest payments as scheduled; and

b.
During the negotiations between the Company and the elected Debenture holders’ committees, the Company will continue to make the interest payments due on the Debentures and will not seek release of funds held by the Debentures' trustees for such payments. The Board noted however, that in any final agreement between the Debenture holders and the Company, the release of such funds held by the trustees will be necessary for the Company to meet its future cash flow projections.

On January 22, 2012, the Company issued a press release regarding the postponement of principal payments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated January 22, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: January 26, 2012	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated January 22, 2012.

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